                            TOMORROW'S MORNING, INC.
                        (A Development Stage Enterprise)

                        COMPUTATION OF EARNINGS PER SHARE

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

                                                                                           Three Months Ended      Six Months Ended
                                                                                            December 31, 1996      December 31, 1996
                                                                                            -----------------      -----------------


Net Loss ............................................................................          $  (311,908)          $  (597,192)

Basis for computation of primary earnings per common and common equivalent share:

   Weighted average number of shares
   outstanding during period ........................................................            1,026,494             1,026,494

   Weighted average (incremental) common share equivalent after considering the effects of options and warrants outstanding during the periods ended December
   31, 1996 and after assumed repurchase of treasury shares as required by
   Securities Exchange Commission Staff Accounting Bulletin No. 83 ..................              172,695               172,695
                                                                                               -----------           -----------

     Total weighted average number of shares ........................................            1,199,189             1,199,689
                                                                                               ===========           ===========

      Loss per share ................................................................               $ (.26)               $ (.50)
                                                                                                    =======               =======

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                                   EXHIBIT 11


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